Execution Version August 28, 2019 Herman Miller, Inc. 855 East Main Avenue Zeeland, Michigan 49464 Re: Amendment No. 2 to Private Shelf Agreement Ladies and Gentlemen: Reference is made to that certain Private Shelf Agreement dated as of December 14, 2010 (as amended by Amendment No. 1 thereto dated September 13, 2016, the “Agreement”), between Herman Miller, Inc., a Michigan corporation (the “Company”), on the one hand, and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) (“Prudential”) and each Prudential Affiliate which becomes a party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Company has requested that Prudential and the Required Holder(s) agree to modify the Agreement as set forth below. Subject to the terms and conditions hereof, Prudential and the Required Holder(s) are willing to agree to the Company’s requests. Accordingly, and in accordance with the provisions of Section 17.1 of the Agreement, the parties hereto agree as follows: SECTION 1. Amendments. Effective on the Effective Date (as defined in Section 2 hereof), the Agreement is amended as follows: 1.1 Amendment to Section 7.2. Section 7.2 of the Agreement is amended and restated in its entirety to read as follows: Section 7.2. Officer’s Certificate. Each set of financial statements delivered to Prudential or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer, in a form acceptable to the Required Holder(s) (each, a “Compliance Certificate”), setting forth: (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2 , 10.3, 10.4, 10.6, 10.9, 10.11, 10.12 and each additional covenant provided by Section 9.10 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); (b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and such review has not have disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and (c) Change in GAAP — stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements for the fiscal year ended June 1, 2019 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. 1.2 Amendment to Section 9.10. Section 9.10 of the Agreement is amended and restated in its entirety to read as follows: Section 9.10. Additional Covenants. If at any time the Company or any of its Subsidiaries shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any provisions applicable to any of its Indebtedness which, in the aggregate together with any related Indebtedness, exceeds $30,000,000, which includes covenants or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the holders of the Notes. Thereupon, if the Required Holder(s) shall request, upon notice to the Company, the Company and the holders of the Notes shall enter into an amendment to this Agreement or an additional agreement (as the Required Holder(s) may request), providing for substantially the same covenants and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Required Holder(s). 1.3 Amendments to Section 10.1. Section 10.1 of the Agreement is amended as follows: (a) Section 10.1(b) of the Agreement is hereby amended by deleting the reference to “December 18, 2007” contained therein and inserting “Second Amendment Effective Date” in lieu thereof. 2

(b) Section 10.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows: (e) Indebtedness not otherwise permitted by this Section 10.1 that, together (without duplication) with Indebtedness secured by Liens created by the Company or any Subsidiary under Section 10.2(f), does not in the aggregate at any time outstanding exceed the greater of (i) $40,000,000 and (ii) 10% of Tangible Net Worth; provided that, notwithstanding the foregoing, the aggregate amount permitted under this clause (e) shall not at any time that the Bank Credit Agreement is in effect exceed the aggregate amount permitted thereunder. 1.4 Amendments to Section 10.2. Section 10.2 of the Agreement is amended as follows: (a) Section 10.2(b) of the Agreement is hereby amended by deleting each reference to “First Amendment Effective Date” contained therein and inserting “Second Amendment Effective Date” in lieu thereof. (b) Section 10.2(f) of the Agreement is hereby amended and restated in its entirety to read as follows: (f) Liens not otherwise permitted by this Section 10.2 securing Indebtedness that, together (without duplication) with Indebtedness incurred or assumed by any Subsidiary under Section 10.1(e), does not in the aggregate at any time outstanding exceed the greater of (i) $40,000,000 and (ii) 10% of Tangible Net Worth; provided that, notwithstanding the foregoing, the aggregate amount permitted under this clause (f) shall not at any time that the Bank Credit Agreement is in effect exceed the aggregate amount permitted thereunder; provided, further that no such Liens shall secure the obligations of the Company or any Subsidiary under any Principal Credit Facility. 1.5 Amendment to Section 10.3. Section 10.3 of the Agreement is amended and restated in its entirety to read as follows: Section 10.3. Fundamental Changes. The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, or sell all or substantially all of its assets to any other Person (including by Division), except for the following: (a) (i) any Wholly-Owned Subsidiary of the Company may merge with the Company, provided that the Company shall be the continuing and surviving entity, or (ii) any Wholly-Owned Subsidiary of the Company may merge with or into any Subsidiary Guarantor, provided that such Subsidiary Guarantor shall be the continuing or surviving entity 3 or, simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor; (b) any Wholly-Owned Subsidiary of the Company that is not a Subsidiary Guarantor may merge with any other Wholly-Owned Subsidiary that is not a Subsidiary Guarantor; (c) the Company or any Subsidiary may merge or consolidate with any other Person in connection with a Permitted Acquisition, provided that in the case of a merger the Company or such Subsidiary (as applicable) shall be the continuing and surviving entity; (d) any Wholly-Owned Subsidiary of the Company may dispose of all or substantially all of its assets to the Company or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Wholly-Owned Subsidiary that is not a Subsidiary Guarantor, the consideration for such disposition shall not exceed the fair value of such assets; and (e) any Wholly-Owned Subsidiary of the Company that is not a Subsidiary Guarantor may dispose of all or substantially all of its assets to any other Wholly-Owned Subsidiary that is not a Subsidiary Guarantor. 1.6 Amendment to Section 10.4. Section 10.4 of the Agreement is amended and restated in its entirety to read as follows: Section 10.4. Investments, Loans, Advances and Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly- Owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or make any Acquisition, except: (a) Permitted Investments; (b) investments, loans or advances made by the Company to any Wholly Owned Subsidiary and made by any Subsidiary to the Company or any Wholly Owned Subsidiary; and (c) Acquisitions, investments, loans or advances not otherwise permitted by this Section 10.4 (including, for the avoidance of doubt, investments in joint ventures and other investments in Equity Interests of any other Person), but only if (i) no Default or Event of Default exists or will result after giving effect to any such Acquisition, investment, loan or advance and (ii) on a pro forma basis, as if such Acquisition, investment, loan or advance (and any related incurrence or assumption of 4

Indebtedness) had occurred at the beginning of the most recently ended four fiscal quarter period for which the Company has delivered financial statements pursuant to Section 7.1(a) or Section 7.1(b) that precedes the Determination Date for such Acquisition, investment, loan or advance, the Leverage Ratio as of such Determination Date would not exceed 3.50 to 1.00 (without giving effect to any Step-Up Election) (each Acquisition made in accordance with this clause (c), a “Permitted Acquisition”). For the avoidance of doubt, the Company shall not be required to deliver a Compliance Certificate in order to evidence its compliance with the requirements of this clause (c) in connection with any Acquisition, investment, loan or advance. 1.7 Amendment to Section 10.6. Section 10.6(c)(ii) of the Agreement is amended and restated in its entirety to read as follows: (ii) on a pro forma basis, assuming such Restricted Payment (and any related incurrence of Indebtedness) had occurred at the beginning of the most recently-ended four fiscal quarter period for which the Company has delivered financial statements under Section 7.1(a) or (b) that precedes the date on which such Restricted Payment actually occurs, (A) the Leverage Ratio as of the Determination Date for such Restricted Payment would not exceed 3.50 to 1.00 (without giving effect to any Step-Up Election) and (B) the Company would be in compliance with the terms and conditions of this Agreement (for the avoidance of doubt, the Company shall not be required to deliver a Compliance Certificate in order to evidence its compliance with the requirements of this clause (ii) in connection with any Restricted Payment); and 1.8 Amendment to Section 10.12. Section 10.12 of the Agreement is amended and restated in its entirety to read as follows: Section 10.12. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than 3.50 to 1.00 as of the end of any fiscal quarter. 1.9 Amendment to Section 22.3. Section 22.3 of the Agreement is amended and restated in its entirety to read as follows: Section 22.3. Accounting Terms; Pro Forma Calculations; Divisions. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP; provided that, if (a) the Company elects to change its accounting practices during the term of this Agreement from those used in the preparation of the annual financial statements for the fiscal year ended June 1, 2019, or (b) GAAP 5 changes during the term of this Agreement such that any covenants contained herein would then be calculated in a materially different manner or with materially different components, then the Company and the Required Holder(s) agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Company’s financial condition to substantially the same criteria as were effective prior to such change by the Company or in GAAP; provided, however, that, until the Company and the Required Holder(s) so amend this Agreement, all such covenants shall be calculated in accordance with the accounting practices or GAAP as in effect immediately prior to such change (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include reconciliations in reasonable detail between GAAP (including the relevant accounting change) and Static GAAP with respect to the applicable compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2 during such period. Notwithstanding the provisions of the previous two sentences, the parties hereto agree that with respect to financial results for periods ending prior to the Company’s implementation of FASB ASC 842 (Leases) (the “Lease Accounting Change”), all covenants (including financial covenants) under this Agreement shall continue to be calculated in accordance with GAAP as in effect immediately prior to the implementation of the Lease Accounting Change, unless otherwise agreed by and between the Company and the Required Holder(s). Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining compliance with any covenant, including any financial covenant, and all financial statements delivered hereunder, Indebtedness of the Company and any of its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (and FASB ASC 470-20, if applicable) on financial liabilities shall be disregarded. (b) For purposes of calculating the Leverage Ratio and the Interest Coverage Ratio, any Acquisition or any sale or other disposition outside the ordinary course of business by the Company or any of its Subsidiaries of any asset or group of related assets in one or a series of related transactions, the net proceeds from which exceed $1,000,000, including the incurrence of any Indebtedness and any related financing or other transactions in connection with any of the foregoing, occurring during the period for which such ratios are calculated, shall be deemed to have occurred on the first day of the relevant period for which such ratios were calculated on a pro forma basis acceptable to the Required Holder(s). (c) For all purposes under the Transaction Documents, in connection with any Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. 6

1.10 Amendments to Schedule A. (a) The following new definitions are added to Schedule A to the Agreement in proper sequence: “Compliance Certificate” is defined in Section 7.2. “Division” means a division of the assets, liabilities and/or obligations of a Person among two or more surviving Persons, pursuant to a plan of division or similar arrangement under Delaware law (or any comparable event under a different jurisdiction’s laws). “Second Amendment Effective Date” means August 28, 2019. (b) The following definitions contained in Schedule A to the Agreement are amended and restated in their entirety to read as follows, respectively: “Bank Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of August 28, 2019 by and among the Company, certain Subsidiaries of the Company named therein, Wells Fargo Bank, National Association, as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof which constitute the primary bank credit facility of the Company and its Subsidiaries. “Capital Lease Obligation” of any Person means, subject to Section 22.3(a), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For the avoidance of doubt, obligations of any Person under leases that are classified as “operating leases” shall not be included in the definition of “Capital Lease Obligations,” regardless of whether such obligations are shown on such Person’s balance sheet. “Consolidated EBITDA” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period, plus, to the extent deducted from revenues in determining such net income, (a) Consolidated Interest Expense, (b) expense for income taxes paid or accrued, (c) depreciation, (d) amortization, (e) other non-cash expenses, including non-cash, share-based compensation deducted from net income in accordance with SFAS 123(R), (f) non-recurring costs or expenses incurred in connection with a restructuring or permitted merger or acquisition (in each case, with the written consent of the Required Holder(s), which shall not be unreasonably withheld), and (g) extraordinary non-cash losses incurred other than in the ordinary course of business, minus (or in the case of charges, plus), to the extent included in such net 7 income, extraordinary gains realized other than in the ordinary course of business, all as determined in accordance with GAAP and calculated for the Company and its Subsidiaries on a consolidated basis. “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit, bank guarantee or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purposes of assuring in any other manner the oblige in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such oblige against loss in respect thereof (whether in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) Supply Chain Accounts Payable incurred in the ordinary course of business, regardless of whether such current accounts payable or Supply Chain Accounts Payable are required to be classified as debt under GAAP or any other accounting rules or standards from time to time applicable to the Company or any Subsidiary Guarantor), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and bank guarantees, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Off-Balance Sheet Liabilities of such Person, (l) all 8 obligations under any Disqualified Stock of such Person and (m) the Net Mark-to- Market Exposure of such Person under Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of any Person shall not include (i) leases under which such Person is lessee that are true operating leases or (ii) such Person’s obligations under performance bonds. “Multiemployer Plan” means a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five years, or to which the Company or any ERISA Affiliate has any liability (contingent or otherwise). “Permitted Acquisition” is defined in Section 10.4(c). “Permitted Investments” means any investment that would qualify as cash equivalents under GAAP and any other investments that are either (a) permitted by the Company’s investment policy as of the Second Amendment Effective Date or (b) permitted under any revised or successor investment policy that may from time to time be adopted by the Company after the Second Amendment Effective Date, so long as any such investment described in this clause (b) that would not have been permitted under the Company’s investment policy described in clause (a) is reasonably acceptable to the Required Holder(s). (c) The definitions of “Capital Lease”, “Material Acquisition” and “Proposed Target” contained in Schedule A are deleted in their entirety. 1.11 Amendments to Schedules. Schedules 10.2 and 10.8 to the Agreement are replaced with Schedules 10.2 and 10.8, respectively, to this letter. SECTION 2. Conditions Precedent. The amendments in Section 1 of this letter shall become effective as of the date (the “Effective Date”) upon which each of the following conditions is satisfied: 2.1. Documents. Prudential and each holder of a Note shall have received original counterparts or, if satisfactory to Prudential and such holder, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential and such holder, dated the date hereof unless otherwise indicated, and on such date in full force and effect: (a) a copy of this letter, duly executed by the Company; and (b) a fully-executed copy of the Fifth Amended and Restated Credit Agreement among the Company, the Subsidiaries of the Company from time to time 9 parties thereto as subsidiary borrowers, various financial institutions and Wells Fargo Bank, National Association, as administrative agent (the “Restated Credit Agreement”). 2.2. Fees and Expenses. The Company shall have paid the fees and expenses of special counsel to Prudential and the holders that have been presented to the Company as of the Effective Date. 2.3 Representations and Warranties. The representations and warranties of the Company in Section 3 hereof shall be true and correct on the Effective Date. 2.4 Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to Prudential and the holders of the Notes and their counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request. SECTION 3. Representations and Warranties of the Company. To induce Prudential and the holders of Notes to execute and deliver this letter, the Company hereby represents, warrants and covenants that (a) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Company and this letter has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this letter have been obtained and are in full force and effect, (b) the representations and warranties contained in Section 5 of the Agreement are true on and as of the Effective Date (after giving effect to the amendments herein) and (c) there does not exist on the Effective Date any Event of Default or Default (after giving effect to the amendments herein). SECTION 4. Representations and Warranties of Holders of Notes. Each holder of the Notes executing this letter hereby represents and warrants to the Company that (a) such holder holds the outstanding principal amount of the Notes set forth beneath its signature hereto; and (b) each person signing this letter on its behalf has been duly authorized and has the requisite authority to execute and deliver this letter on behalf of such party and to bind such party to the terms and conditions of this letter. SECTION 5. Reference to and Effect on Agreement. Upon the effectiveness of the amendments in this letter, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement, as modified by this letter. Except as specifically set forth in Section 1 of this letter, the Agreement shall remain in full force and effect and each is hereby ratified and confirmed in all respects. Except as specifically set forth in Section 1 of this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Agreement or any Note, (b) operate as a waiver of any right, power or remedy of Prudential or the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Agreement or any Note at any time. The Company acknowledges and agrees that neither Prudential nor any holder of a Note is under any duty or obligation of any kind or nature whatsoever to grant the Company any future amendments, waivers or consents of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments herein. 10

SECTION 6. Expenses. The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or the holders of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note. SECTION 7. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION). SECTION 8. Counterparts; Facsimile Signature Pages; Section Titles. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. [signature pages follow] 11

______________________________ Very truly yours, PGIM, INC. (formerly known as Prudential Investment Management, Inc.) By: Vice President Diaa YcJL THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By:____ Vice President Outstand ing principal amount of Notes held: $45,000,000.00 THE GIBRALTAR LIFE INSURANCE CO., LTD. By: Prudential Investment Management Japan Co., Ltd. (as Investment Manager) By: PGIM, Inc. (as Sub-Adviser) By:___________ Vice President Outstand ing principal amount of Notes held: $5,000,000.00 Signature Page to Amendment No. 2

Agreed and accepted: HERMAN MILLER, INC. By: Name: KevitrT. Veltman Title: Vice President - Investor Relations and Treasurer Signature Page to Amendment No. 2

SCHEDULE 10.2
EXISTING LIENS

Liens evidenced by the following UCC filings (each filing made with the office of the Michigan Secretary of State):

Secured Party	Original File No.	Original Date of Filing	Collateral
Raymond Leasing Corporation	2012100527-4	7/12/12	Specific leased equipment
Hurco Companies, Inc.	2015010104-5	1/23/15	Specific equipment
Precision Jig & Fixture, Inc.	2015056498-2	4/24/15	Specific fixtures
Classic Die, Inc.	2015070251-8	5/19/15	Filing under Michigan Special Tools Lien Act
Precision Jig & Fixture, Inc.	2015102030-9	7/17/15	Specific fixtures
Commercial Tool & Die, Inc.	2015137753-2	10/2/15	Filing under Michigan Special Tools Lien Act
Specialty Tooling Systems, Inc.	2015140158-5	10/8/15	Specific equipment
Commercial Tool & Die, Inc.	2015143774-4	10/15/15	Filing under Michigan Special Tools Lien Act
Specialty Tooling Systems, Inc.	2015153507-1	11/5/15	Specific equipment
Specialty Tooling Systems, Inc.	2015153508-3	11/5/15	Specific equipment
Commercial Tool & Die, Inc.	2016089807-0	6/27/16	Filing under Michigan Special Tools Lien Act
C.G. Automation & Fixture, Inc.	20161026000756-2	10/26/16	Filing under Michigan Special Tools Lien Act
C.G. Automation & Fixture, Inc.	20170111001171-3	1/11/17	Filing under Michigan Special Tools Lien Act
Commercial Tool & Die, Inc.	20170203000172-5	2/3/17	Filing under Michigan Special Tools Lien Act
C.G. Automation & Fixture, Inc.	20170420000445-3	4/20/17	Filing under Michigan Special Tools Lien Act
Commercial Tool & Die, Inc.	20170504000976-9	5/4/17	Filing under Michigan Special Tools Lien Act
M & K Truck Leasing, LLC	20170711000519-6	7/11/17	Leased vehicles
Commercial Tool & Die, Inc.	20171017000616-6	10/17/17	Filing under Michigan Special Tools Lien Act
Paramount Tool & Die, Inc.	20171026000263-6	10/26/17	Filing under Michigan Special Tools Lien Act
Paramount Tool & Die, Inc.	20171026000296-4	10/26/17	Filing under Michigan Special Tools Lien Act
Stiles Machinery, Inc.	20171220000764-4	12/20/17	Specific equipment
Commercial Tool & Die, Inc.	20180509000601-2	5/9/18	Filing under Michigan Special Tools Lien Act
Paramount Tool & Die, Inc.	20180518000139-8	5/18/18	Filing under Michigan Special Tools Lien Act
Paramount Tool & Die, Inc.	20180518000202-3	5/18/18	Filing under Michigan Special Tools Lien Act
Paramount Tool & Die, Inc.	20180601000491-4	6/1/18	Filing under Michigan Special Tools Lien Act
Paramount Tool & Die, Inc.	20180622000396-3	6/22/18	Filing under Michigan Special Tools Lien Act
C.G. Automation & Fixture, Inc.	20180817000303-9	8/17/18	Filing under Michigan Special Tools Lien

Secured Party Original File No. Original Collateral Date of Filing Act C.G. Automation & Fixture, Inc. 20181113000743-1 11/13/18 Filing under Michigan Special Tools Lien Act Commercial Tool & Die, Inc. 20181212000272-8 12/12/18 Filing under Michigan Special Tools Lien Act Commercial Tool & Die, Inc. 20190509000608-4 5/9/19 Filing under Michigan Special Tools Lien Act C.G. Automation & Fixture, Inc. 20190611000572-4 6/11/19 Filing under Michigan Special Tools Lien Act

SCHEDULE 10.8 EXISTING RESTRICTIONS Existing restrictive agreements include: -Schedule 5.4(d) is incorporated herein by reference. -Schedule 5.15(c) is incorporated herein by reference. -ISDA Master Agreement dated August 5, 2016 between Wells Fargo Bank, N.A. and the Company, including the Schedule thereto, as amended by First Amendment dated August 29, 2016 (note: this agreement incorporates restrictions from the Bank Credit Agreement by reference but contains no independent restrictions that violate Section 10.8) -ISDA Master Agreement dated November 30, 2016 between PNC Bank, N.A. and the Company, including the Schedule to the Master Agreement (note: this agreement incorporates restrictions from the Bank Credit Agreement by reference but contains no independent restrictions that violate Section 10.8) CH2\22421941.4